SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made this March 23, 2015 (“Effective Date”), by and between HK Battery Technology Inc., a Delaware corporation (the “Seller” or the “Company”), and Apollo Acquisition Corporation, a Cayman Islands corporation (the “Buyer”).

WHEREAS, subject to the terms and conditions herein, Seller wishes to sell its capital stock to Buyer and Buyer wishes to purchase such capital stock from Seller; and

NOW, THEREFORE, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

1.

Purchase and Sale of Stock.

(a.)

Sale of Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties and covenants contained herein, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, Ten Million shares (the “Shares”) of the $0.001 par value per share common stock of the Company (the “Common Stock”), for a consideration and purchase price of Ten Million United States Dollars ($10,000,000.00).

(b.)

Closing.

1)

The closing of the transactions contemplated hereunder (the “Closing”) shall be held at the office of the Company on a day which is within thirty days of the Effective Date (the “Closing Date”), or such other place and date as Seller and Buyer may mutually agree.

2)

On or Before to the Closing Date,

(i)

Seller shall deliver to Buyer stock certificate representing the Shares (the “Certificate”), and

(ii)

As consideration for the Shares, Buyer and Seller shall enter into a Technology License Agreement, pursuant to which Buyer shall grant a license to Seller of certain technology and know-how, in the form of Exhibit A attached hereto.

3)

The following shall be conditions to the consummation of the Closing (the “Closing Conditions”) and evidenced by delivery of the required documentation to the Company or as otherwise provided below:

(i)

Completion and execution by Buyer of the Anti-Money-Laundering Form attached hereto as Exhibit B.

2.

Representations and Warranties of Seller.

As an inducement to Buyer to enter into this Agreement and purchase the Shares, Seller hereby represents and warrants that the statements contained in this Section 2 are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement).

(a.)

Organization.  Seller is a corporation, duly organized and validly existing under the laws of Delaware.

(b.)

Authorization; Enforceability.  Seller has the legal right to enter into and to consummate the transactions contemplated hereby and otherwise to carry out Seller’s obligations hereunder.  The execution, delivery and performance by Seller of this Agreement and all other agreements and documents by Seller in connection with the transactions contemplated hereby (collectively, the “Transaction Documents”) have been duly authorized by all requisite action by Seller, and the Agreement and the Transaction Documents, when executed and delivered by Buyer, constitutes a valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.

Representations and Warranties of Buyer.

Buyer hereby warrants and represents to Seller that:

(a.)

Authorization; Enforceability.  Buyer has the legal right and power to enter into and to consummate the transactions contemplated hereby and otherwise to carry out Buyer’s obligations hereunder.  The execution, delivery and performance by Buyer of this Agreement have been duly authorized by all requisite action by Buyer, and the Agreement, when executed and delivered by Seller, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b.)

Approvals and Consents. No action, approval, consent or authorization, including but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is necessary or required as to the Buyer in order to constitute this Agreement as a valid, binding and enforceable obligation of the Buyer in accordance with its terms.

(c.)

Investor Representations.  Buyer (i) and its principals have extensive knowledge and experience in financial and business matters; (ii) has had access to all information as to the Company as it has desired; (iii) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the operations of the Company, its business and prospects in order to evaluate the merits and risks of the transactions contemplated by this Agreement; and (iv) is aware that an investment in the Securities involves a number of very significant risks; provided that any due diligence review or other inquiry or investigation undertaken by Buyer shall not limit, qualify, modify or amend the representations and warranties of Seller made in this Agreement, irrespective of the knowledge or information received by Buyer.

(d.)

Brokerage Fees.  Buyer has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transaction contemplated hereby.

(e.)

No Other Representations or Information.  In evaluating the suitability of an investment in the Securities, the Buyer has not relied upon any representation or information (oral or written) other than as stated in this Agreement and the public filings of the Company and Seller.

(f.)

No Governmental Review.  Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g.)

No Fiduciary Duty. Buyer hereby acknowledges and agrees that (i)  the purchase and sale of the Securities is taking place in a private transaction between Seller and Buyer in an arm’s length commercial transaction at a price negotiated and agreed to by Seller as the best possible current price for the Securities; (iii) Buyer is solely responsible for making its own judgments in connection with this Agreement; and (iv) Seller has not rendered advisory services of any nature or respect, nor owes any agency, fiduciary or other duty to Buyer, in connection with such transaction or the process leading thereto other than with respect to the accuracy of Seller’s representations.

(h.)

Advice of Counsel.  Buyer further acknowledges that it is represented by counsel of its choice, that it has carefully reviewed the provisions of this Agreement with its counsel and that it understands and voluntarily accepts the Agreement as binding.

4.

Miscellaneous.

(a.)

Default by Seller.  A breach by Seller of any of its representations in this Agreement or the failure of Seller to have fulfilled its Closing Conditions by the Closing Date or the failure of Seller to have made or caused to have been made the closing deliveries contemplated herein, including the failure to deliver the Certificates and Seller Deliverables to Buyer prior to the Closing Date shall constitute a default under this Agreement (“Default”).  Nothing herein shall limit Buyer’s right to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which it may have by virtue of this Agreement, for the failure of Seller, Seller’s agents, or the Company and its transfer agent to deliver the Certificates, Seller Deliverables and other Closing deliveries, and Buyer shall have the right to pursue all remedies available to it at law or in equity, including, without limitation, a decree of specific performance or injunctive relief.  In the event of Default, Seller shall pay to the Buyer the reasonable costs and expenses of collection and of any other actions referred to in this paragraph (a) or otherwise reasonably appropriate, including without limitation reasonable attorneys’ fees, expenses and disbursements.

(b.)

Default by Buyer.  Buyer’s failure to deliver the Purchase Price prior to the Closing Date shall constitute a default.  If such default is not cured by the Closing Date, then Seller may terminate this Agreement and demand the immediate return of the Certificates and Seller Deliverables by notice to Seller.  Until the Closing Date, Seller’s sole remedy in case of such a default shall be to delay the Closing. Upon Buyer’s timely cure of such a default, Seller shall be required to fulfill its obligations hereunder.

(c.)

Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties.

(d.)

Choice of Law; Choice of Venue.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements entered into and to be performed entirely within California without applying its principles of choice of law.  Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the federal or state courts located in County of Los Angeles, State of California. Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the State of California located in County of Los Angeles and the United States District Court for the Central District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated herein.  Service of process in connection with any such suit, action, proceeding or judgment may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and the laying venue in such court.  Each party hereto further irrevocably waives any objection to the laying of venue of any suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(e.)

Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE AND AGREES NOT TO REQUEST A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f.)

Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or sent by overnight delivery by a nationally recognized overnight courier upon proof of sending thereof and addressed to the party to be notified at the address indicated for such party on its signature page hereto, or at such other address as such party may designate by written notice to the other parties.

(g.)

Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and Buyer.

(h.)

Expenses.  Each of the parties shall bear its own costs and expenses incurred with respect to the negotiation, execution, delivery, and performance of this Agreement.

(i.)

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(j.)

Entire Agreement.  This Agreement represents and constitutes the entire agreement and understanding among the parties with regard to the subject matter contained herein.  All prior agreements, understandings and representations are hereby merged into this Agreement.

(k.)

Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.  Among other things, “or” is not exclusive and the singular may include the plural and the plural may include the singular, all as the context requires.  All representations and warranties given by any party herein shall survive the Closing.

(l.)

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(m.)

Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(n.)

Waiver.  The failure of any party to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such party hereunder, except to the extent that the other party is actually prejudiced by such failure.

(o.)

Recitals.  The recitals contained herein are hereby incorporated by reference and made a part of this Agreement as if set forth in full herein.

(p.)

Further Acts.  Each of Buyer and Seller shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Agreement as of the date first above written.

SELLER:

HK BATTERY TECHNOLOGY INC.

By: /s/ Jianguo Xu

Name: Jianguo Xu

Title: Chief Executive Officer

BUYER

APOLLO ACQUISITION CORPORATION

By: /s/ Chunhua Huang

Name: Chunhua Huang

Title: Chief Financial Officer

EXHIBIT A

TECHNOLOGY LICENSE AGREEMENT

[ATTACHED HERETO]

TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement (“Agreement”), is entered into and made effective as of March 23, 2015 (“Effective Date”), by and between:

Apollo Acquisition Corporation, a company organized and existing under the laws of Cayman Islands (“Licensor”); and

HK Battery Technology, Inc., a Delaware corporation (“Licensee”).

WHEREAS, Licensor is has a licensable interest in all right, title, and interest in and to certain inventions, technology, know-how, and patents and patent applications and other intellectual property rights regarding the production of materials for use in lithium batteries (collectively referred to herein as “Licensed Technology”), as more particularly described Exhibit A to this Agreement; and

WHEREAS, Licensee is desirous of acquiring from Licensor the rights to practice and utilize the aforesaid Licensed Technology; and

WHEREAS, Licensor is willing to grant such rights upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants and promises contained in this Agreement, the parties agree as follows:

Grants.

Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive right and license, including the right to sublicense others, the Licensed Technology to make, use, and commercialize Licensed Technology throughout the geographic markets identified in Exhibit B to this Agreement.  The license granted herein is irrevocable, and is exclusive even as to Licensor.

Upon receipt of request from Licensee, Licensor agrees to promptly provide to Licensee, in writing, any and all technical information relating to the Licensed Technology needed by Licensee to manufacture lithium titanateanode material (“Licensed Products”), and also will make available to Licensee any of its employees in the possession of such technical information relating to Licensed Technology.

Licensor shall also make available for use, at Licensee’s expense, all molds, tooling, equipment, and other production items required for the utilization of the Licensed Technology.

Licensor agrees that any improvements of the Licensed Technology developed by Licensee shall be the sole property of Licensee, and Licensee shall have the right to apply for, obtain, enforce, and defend any and all intellectual property protection for the improvements in its own name, at its own expense and in its sole discretion.

License Issue Fee and Royalty.

As consideration for the license granted hereby, Licensee shall pay/issue to Licensor:

(a.)

Ten Million shares (the “Shares”) of the $0.001 par value per share common stock of Licensee.

Warranties.

3.1

Licensor warrants and represents that:

(a.)

it has the rights to the Licensed Technology which are the subject of this Agreement;

(b.)

it has the right, power and authority to grant the licenses conveyed to the Licensee in this Agreement;

(c.)

to its knowledge no claim has been made contesting the validity of any of the patent or other intellectual property rights contained in the Licensed Technology, that such rights are not the subject of any encumbrance, lien or claim of ownership by any third party;

(d.)

to its knowledge, the rights granted by the Licensor to the Licensee under the terms and conditions of this Agreement do not violate or conflict with the rights of any third party; and

(e.)

it has made full and complete disclosure of all information required under this Agreement to be provided to the Licensee.

3.2

Licensor shall make available to the Licensee all information and know-how either useful or necessary for the licensee to manufacture the Licensed Products.

Indemnification.

Licensor hereby agrees indemnify and hold Licensee harmless against any loss, damage, or claim, including reasonable attorney fees, arising from or relating to any breach of the warranties contained in Section 4 of this Agreement or as a result of the manufacture, use, or sale of the Licensed Products.  Licensor reserves the right to control the defense of any resulting suit or claim, including without limitation the right to choose counsel and to settle and dispose of the suit or claim as it deems appropriate in its sole discretion.

Term and Termination.

Term.

This Agreement shall commence and be effective upon the execution hereof by the parties, and shall continue thereafter for a term of twenty (20) years.  Section 3.1 of this Agreement, regarding warranties, shall survive any termination of this Agreement.

Option at Default.

Either party, at its option, may give notice of the termination of this Agreement if the other party defaults in the performance of any material obligation, and if the default has not been remedied within ninety (90) days after written notice to the defaulting party describing the default.

Governing Law.

This Agreement shall be governed and interpreted in accordance with the laws of the State of California, except to the extent that California conflict of laws rules would require the application of the law of another state or country.

Export Restrictions.

Any know-how, technology or documents to be transferred hereunder shall not be exported by Licensor or Licensee except in compliance with applicable United States governmental regulations.

General Terms and Conditions.

8.1

Relationship of the Parties.

This Agreement does not constitute a partnership agreement, nor does it create a joint venture or agency relationship between the parties.  Neither party shall hold itself out contrary to the terms of this section.  Neither party shall be liable to any third party for the representations, acts or omissions of the other party.

8.2

Waiver and Amendment.

No waiver, amendment or modification of this Agreement shall be effective unless it is in writing and signed by the party against whom the waiver, amendment or modification is sought to be enforced.  No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of the right, power or remedy.  No waiver of any term, condition or default of this Agreement shall be construed as a waiver of any other term, condition or default.

8.3

Headings.

The section and paragraph headings of this Agreement are intended as a convenience only, and shall not affect the interpretation of its provisions.

8.4

Singular and Plural Terms.

Where the context of this Agreement requires, singular terms shall be considered plural, and plural terms shall be considered singular.

8.5

Severability.

If any provision of this Agreement is finally held by a court of competent jurisdiction to be unlawful, the remaining provisions of this Agreement shall remain in full force and effect, unless as a result of such unlawful provision there is a material failure of consideration as to a party and such party is unwilling to waive such failure.

8.6

Entire Agreement.

This Agreement constitutes the complete and final agreement and understanding between the parties, and supersedes and replaces all prior negotiations and agreements between the parties concerning its subject matter.  The interpretation of this Agreement may not be explained or supplemented by any course of dealing or performance, or by usage of trade.

8.7

Confidentiality.

All aspects of this Agreement shall remain confidential between Licensee and Licensor except for any governmental required disclosures.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement is made in duplicate and each party has caused its name to be hereunto subscribed, by its duly authorized officer as of the date indicated above.

Licensor:		Licensee:
Apollo Acquisition Corporation		HK Battery Technology, Inc.

Date:	March 23rd, 2015	Date:	March 23rd, 2015

By:	/s/ Chunhua Huang	By:	/s/ Jianguo Xu
Print Name:	Chunhua Huang	Print Name:	Jianguo Xu
Title:	Chief Financial Officer	Title:	Chief Executive Officer

EXHIBIT A

LICENSED TECHNOLOGY

ABSTRACT

The invention provides a kind of lithium titanateanode material and its preparation method. The method includes the following steps: dispersing nanocarbon materials in a certain of solvent and making nanocarbon slurry; adding lithium and titanium compounds into the slurry according to the mole ratio of lithium and titanium at 3.5-4.5:5, respectively, and mixing them, forming the precursor dispersion; the precursor dispersion is sprayedto form granulation, and get the precursor powders; then, the precursor powders are treated at 800-900 [o]C for 1-10 hours, producing lithiumtitanate composite anode materials. The preparedlithium titanate/nanocarbon composite materials in this invention can enhance the loading of active materials, increasing the energy density of the electrodes.

EXHIBIT B

LICENSED TERRITORY

1.

People’s Republic of China.

EXHIBIT B

HK BATTERY TECHNOLOGY INC.

ANTI MONEY-LAUNDERING INFORMATION FORM

(Please fill out and return with requested documentation.)

The following is required in accordance with the AML provision of the USA PATRIOT ACT.

INVESTOR NAME:	Apollo Acquisition Corporation
LEGAL ADDRESS:	800 E Colorado Blvd., Suite 888, Pasadena, CA 91101

SS# or TAX ID#
of INVESTOR:

IDENTIFICATION, DOCUMENTATION AND SOURCE OF FUNDS:

1.

Please submit a copy of a non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth and signature:

Current Driver’s License	or	Valid Passport	or	Identity Card

(Circle one or more)

2.

If the Investor is a corporation, please submit the following corporate documents:

(i) Articles of Incorporation (or similar); (ii) Corporate Resolution granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.

Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	X Other ____________

(Circle one or more)

Signature:	/s/Chunhua Huang
Print Name:	Chunhua Huang
Title (if applicable):	Chief Financial Officer

Date:	March 23rd, 2015